UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2023

KONA GOLD BEVERAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56230	20-1915692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

746 North Drive, Suite A

Melbourne, Florida 32934
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (844) 714-2224

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

In a transaction that closed on September 29, 2023, Kona Gold Beverages, Inc. (the “Company,” “our,” “us,” and “our”) sold its Ooh La Lemin Lemonade brand to Sprecher Brewing Company. Since our acquisition of Ooh La Lemin in January of 2021, we grew the brand to 10 SKUs and built a solid foundation and following for Ooh La Lemin, both still and carbonated. Sprecher Brewing Company’s (“Sprecher”) purchase of Ooh La Lemin is part of that company’s growth strategy that has been in place since 2020. It will be creating a new All Natural Beverage Category with the acquisition of Ooh La Lemin.

We received $450,000 at the closing of the transaction, all of which was allocated to the repayment of certain of our debt obligations. The sale included our intellectual property rights to the brand, the assignment of related distributorship agreements, the transfer of our remaining inventory, the assignment of related social media sites, and the transfer of other assets related to the brand. None of our accounts receivable was transferred. Sprecher also issued to us its promissory note in the initial principal amount of $50,000 with a maturity date of January 15, 2024. The note bears interest at the annual rate of one percent. The transaction documents included standard mutual representations and warranties and post-closing undertakings.

With the sale of Ooh La Lemin, we will be shifting our focus to our Gold Leaf Distribution subsidiary. Gold Leaf Distribution had positive trends in profitability late last year and early this year and has a proven track record. We believe that the significant reduction in overhead in our beverage subsidiary with the sale of the brand and our restructuring to grow our Gold Leaf Distribution operations will provide us with the best chance to become profitable in our 2024 fiscal year.

The foregoing summary description of the transaction documents is not complete and is qualified in its entirety by reference to the full text of each of the transaction documents, a copy of each of which is filed herewith as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein. Please see Exhibit 10.58 for the form of Asset Purchase Agreement between Sprecher and us; Exhibit 10.59 for the form of our Bill of Sale to Sprecher; and Exhibit 10.60 for the form of Sprecher’s Subordinated Promissory Note to us.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

Information for this section is incorporated in full by reference to the information disclosed in Section 1, Item 1.01, above.

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the consummation of the transactions described herein and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statement publicly, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.58	Form of Asset Purchase Agreement, dated as of September 26, 2023, between Sprecher Brewing Company, LLC, and the Registrant for a transaction that closed on September 29, 2023.
10.59	Form of Bill of Sale of the Registrant to Sprecher Brewing Company, LLC for a transaction that closed on September 29, 2023.
10.60	Form of Subordinated Promissory Note of Sprecher Brewing Company, LLC, and the Registrant for a transaction that closed on September 29, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2023	Kona Gold Beverage, Inc.

	By:	/s/ Robert Clark
	Name:	Robert Clark
	Title:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.58	Form of Asset Purchase Agreement, dated as of September 26, 2023, between Sprecher Brewing Company, LLC, and the Registrant for a transaction that closed on September 29, 2023.
10.59	Form of Bill of Sale of the Registrant to Sprecher Brewing Company, LLC for a transaction that closed on September 29, 2023.
10.60	Form of Subordinated Promissory Note of Sprecher Brewing Company, LLC, and the Registrant for a transaction that closed on September 29, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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